EXHIBIT 99.1
Investor Contact:
Derek Leckow
Exact Sciences Corp.
investorrelations@exactsciences.com
608-893-0009
Media Contact:
Steph Spanos
Exact Sciences Corp.
sspanos@exactsciences.com
608-556-4380
For Immediate Release
Exact Sciences Announces Record Fourth Quarter and Full Year 2025 Results

Fourth quarter and 2025 highlights
•Total fourth quarter revenue of $878 million, an increase of 23% on a reported and core revenue basis, with Screening revenue of $695 million and Precision Oncology revenue of $183 million
•Total 2025 revenue of $3.25 billion, an increase of 18% on a reported and core revenue basis, with Screening revenue of $2.53 billion and Precision Oncology revenue of $717 million
•Operating cash flow was $491 million and free cash flow was $357 million for the full-year 2025, an improvement of 133% and 379%, respectively
•Net loss was $208 million and adjusted EBITDA was $400 million for the full-year 2025, an improvement of $821 million and $77 million, respectively

MADISON, Wis., Feb. 13, 2026 — Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the Company generated revenue of $878 million for the fourth quarter of 2025 and $3.25 billion for the full year of 2025, both ended December 31, 2025.
“In 2025 the Exact Sciences team delivered on our mission by screening more people than ever before, helping guide more personalized treatment decisions, and successfully launching three new tests,” said Kevin Conroy, Chairman and CEO of Exact Sciences. “These defining milestones show what the Exact Sciences team can achieve through a relentless focus on our mission and a dedication to improving the lives of patients. As we look to the future, momentum continues to build. Our core products are driving strong growth, our portfolio is expanding, and we are uniquely positioned to drive lasting change in the way cancer is found and treated globally.”
Fourth quarter 2025 financial results
For the three-month period ended December 31, 2025, as compared to the same period of 2024 (where applicable):
•Total revenue was $878 million, an increase of 23% on a reported and core revenue basis
•Screening revenue was $695 million, an increase of 26%
•Precision Oncology revenue was $183 million, an increase of 14%, or 16% on a core revenue basis
•Gross margin was 70% and adjusted gross margin was 73%
•Net loss was $86 million, or $0.45 per share, compared to a net loss of $49.8 million, or $0.27 per share
•Adjusted EBITDA was $63 million, and adjusted EBITDA margin was 7%. As previously announced, adjusted EBITDA was impacted by an R&D expense of $75.0 million related to our collaboration and license agreement with Freenome Holdings, Inc. in the fourth quarter
•Operating cash flow was $152 million and free cash flow was $120 million in the fourth quarter, an improvement of $105 million and $110 million, respectively
•Cash, cash equivalents, and marketable securities were $965 million at the end of the quarter
Screening primarily includes laboratory service revenue from Cologuard® tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX® and therapy selection tests.

Platform and pipeline advancements
In the fourth quarter, Exact Sciences announced the first clinical study results from its Oncodetect® molecular residual disease test in breast cancer. Findings from the NSABP B-59 substudy, conducted in collaboration with the NSABP Foundation and the German Breast Group, demonstrated that the Oncodetect test strongly predicts distant recurrence following surgery in patients with early triple-negative breast cancer, one of the most aggressive and difficult-to-treat breast cancer subtypes.
Exact Sciences also announced pivotal clinical validation results from the ALTUS study in the fourth quarter. The prospective, head-to-head trial demonstrated that the company’s Oncoguard® Liver blood test delivers superior early-stage and overall sensitivity for hepatocellular carcinoma — the most common form of liver cancer — compared to the current standard of care.
Additionally, in the fourth quarter, the Company announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for its previously announced license agreement with Freenome. Under the agreement, the Company acquired exclusive rights in the United States to Freenome’s blood-based colorectal cancer screening tests. The exclusive license expands the Company's leadership in cancer screening by adding blood-based CRC screening options to its portfolio. Exclusivity remains subject to Freenome’s test receiving first-line FDA approval.
Pending merger
As previously announced, on November 19, 2025, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Abbott Laboratories ("Abbott") and Badger Merger Sub I, Inc., a direct, wholly owned subsidiary of Abbott ("Merger Sub"), providing for the merger of Merger Sub with and into Exact (the "Merger"). On February 20, 2026, we will hold a special meeting of stockholders to adopt the Merger Agreement. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, the separate existence of Merger Sub will cease, and we will continue as the surviving corporation in the Merger as a wholly-owned subsidiary of Abbott.

The consummation of the Merger remains subject to the satisfaction or waiver of customary closing conditions. The two parties are continuing to engage with regulators reviewing the proposed transaction and are working toward closing in the second quarter of 2026, subject to obtaining required regulatory approvals and satisfaction or waiver of other customary closing conditions.
Fourth quarter conference call
As a result of the pending Merger with Abbott, the Company will not be holding a fourth quarter conference call.
Non-GAAP disclosure
In addition to the Company's financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The Company presents the following non-GAAP measures:

Core revenue — Core revenue is calculated to adjust for recent acquisitions and divestitures and foreign currency exchange rate fluctuations. Revenue from recent acquisitions and divestitures is adjusted for the 12 months following acquisition or divestiture when the periods are not comparable. To exclude the impact of change in foreign currency exchange rates from the prior period under comparison, the Company converts the current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

Adjusted EBITDA and adjusted EBITDA margin — The Company defines adjusted EBITDA as net loss adjusted for interest expense, income tax expense or benefit, depreciation expense, amortization of acquired intangible assets, investment income or loss, and certain other items which include significant non-cash items and other charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are discussed in more detail below in the tables captioned “U.S. GAAP to Non-GAAP Reconciliation”. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenue.

Adjusted gross profit, adjusted research and development expenses, adjusted sales and marketing expenses, adjusted general and administrative expenses, adjusted income (loss) from operations, adjusted net income (loss) before tax, adjusted income tax expense (benefit), adjusted net income (loss), and adjusted earnings per share — The Company refers to various “adjusted” amounts or measures on an “adjusted” basis, which exclude the impact of amortization of intangible assets and certain charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are described in more detail below in the tables captioned “U.S. GAAP to Non-GAAP Reconciliation”. The Company also presents certain of these adjusted measures as a percentage of revenue including adjusted gross margin.

Free cash flow — The Company defines free cash flow as net cash used in or provided by operating activities, reduced by purchases of property, plant and equipment. Management uses free cash flow as a liquidity measure.

Management believes that presentation of non-GAAP financial measures provides supplemental information useful to investors in understanding our underlying operating results and trends. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability of the Company's operating results across reporting periods. Management uses this non-GAAP financial information to establish budgets, manage the Company's business, and set incentive and compensation arrangements. Free cash flow provides useful information to management and investors since it measures our ability to generate cash from business operations. Non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, adjusted gross margin and adjusted gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. Additionally, adjusted EBITDA and other adjusted operating result metrics exclude a number of expense items that are included in net loss. As a result, positive adjusted EBITDA, adjusted operating income, or adjusted earnings per share may be achieved while a significant net loss persists. For more information on these non-GAAP financial measures, see the tables captioned “U.S. GAAP to Non-GAAP Reconciliation.” The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company's GAAP results.

About the Cologuard® and Cologuard Plus™ tests:
Developed in collaboration with Mayo Clinic, the Cologuard and Cologuard Plus tests are non-invasive stool-based colorectal cancer (CRC) screening options for the 110 million U.S. adults ages 45 or older who are at average risk for the disease.
The Cologuard test revolutionized CRC screening by detecting specific DNA markers and blood associated with cancer and precancer in stool, allowing patients to use the test at home without special preparation or time off. It is covered by Medicare and included in national screening guidelines from both the American Cancer Society (2018) and the U.S. Preventive Services Task Force (2021). Since its launch in 2014, the Cologuard test has been used to screen for CRC 20 million times.
Building on this success, the FDA-approved Cologuard Plus test raises the performance bar even further and features novel biomarkers, improved laboratory processes, and enhanced sample stability. The Cologuard Plus test is expected to reduce false positives by nearly 40%, to help minimize unnecessary follow-up colonoscopies. Both tests demonstrate Exact Sciences’ commitment to improving CRC screening access and outcomes. Exact Sciences launched the Cologuard Plus test with Medicare coverage and guideline inclusion in the first quarter of 2025.
About the Oncodetect® test
Molecular residual disease refers to the presence of tumor-specific DNA in the body. These fragments of genetic information, known as circulating tumor DNA (ctDNA), are shed into the bloodstream by tumors, and their presence may indicate that cancer is present. Exact Sciences’ MRD offering leverages our in-house capabilities in whole exome sequencing to offer a tumor-informed MRD test for a personalized approach to detecting and monitoring residual cancer in patients with solid tumors. By identifying somatic genomic alterations in tumor DNA and detecting a subset in ctDNA from blood, the Oncodetect test enables the detection of ctDNA before, during, and after treatment. This critical information can guide therapy decisions and monitor for cancer recurrence. The Oncodetect test has not been cleared or approved by the U.S. Food and Drug Administration or any other national regulatory authority

About the Cancerguard® test
The Cancerguard test is designed to detect multiple cancers in their earliest stages from a single blood draw. Building upon decades of research, Exact Sciences intends to harness the additive sensitivity of multiple biomarker classes to detect more cancers in earlier stages. The Cancerguard test will utilize a streamlined and standardized imaging-based diagnostic pathway, which may result in fewer follow-up procedures. The test is being developed to provide high specificity to help minimize false positives while detecting multiple cancers, including those with the biggest toll on human health. These features describe current development goals. The Cancerguard test has not been cleared or approved by the U.S. Food and Drug Administration or any other national regulatory authority. To learn more, visit http://www.exactsciences.com/cancerguard.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra® test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine, by applying real-world evidence and guideline recommendations. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences (Nasdaq: EXAS) helps patients and health care providers make timely, informed decisions before, during, and after a cancer diagnosis. The company’s growing portfolio includes well-established brands such as Cologuard® and Oncotype DX®, along with innovative solutions like the Cancerguard® test for multi-cancer early detection and the Oncodetect® test for molecular residual disease and recurrence monitoring. Exact Sciences continues to invest in a robust pipeline of advanced cancer diagnostics aimed at improving outcomes. For more information, visit ExactSciences.com, follow Exact Sciences on X @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; expectations for development or launching of new or improved products and services and their impact on patients; insurance reimbursement potential; our strategies, commercialization efforts, positioning, competition, resources, capabilities, and expectations for future events or performance; the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts; and the timing of completion of the proposed acquisition of us by Abbott Laboratories.
Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully develop and commercialize new products and services and assess potential market opportunities; our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our reliance upon certain suppliers; our ability to retain and hire key personnel; approval and maintenance of adequate reimbursement rates for our products and services within and outside of the U.S.; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; changes in government policies, laws, regulations, and staffing; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to protect and enforce our intellectual property; our success establishing and maintaining collaborative, licensing, and supplier arrangements; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; the potential effects of changing macroeconomic conditions and geopolitical conflict; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the outcome of any potential litigation or legal proceeding; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; and risks and uncertainties related to the proposed acquisition of us by Abbott Laboratories, including the possible inability of the parties to consummate the proposed transaction on a timely basis or at all; the possible inability of the parties to satisfy the conditions precedent to consummation of the proposed transaction, including necessary regulatory approvals and the requisite vote by our stockholders, on a timely basis or at all; the possible occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; the risk that such merger agreement may be terminated in circumstances that require us to pay a termination fee; the possibility that competing offers to acquire us may be made; the potential adverse impact on us of contractual restrictions under such merger agreement that limit our ability to pursue business opportunities or strategic transactions; risks relating to significant transaction costs associated with the proposed transaction and the possibility that the proposed transaction may be more expensive to complete than anticipated; potential adverse effects of the announcement or pendency of the proposed transaction, or any failure to complete the proposed transaction, on the market price of our common stock or on our ability to develop and maintain relationships with our personnel (including our ability to attract and retain highly qualified management and other scientific personnel) and customers, suppliers and others with whom we do business or otherwise on our business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from our ongoing business operations due to the proposed transaction; and the risk of litigation and/or regulatory actions related to the proposed transaction or our business and the outcome of any such litigation or regulatory action. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. You are further cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$878,381	$713,424	$3,246,990	$2,758,867

Cost of sales	262,555	220,831	984,235	840,150
Gross profit	615,826	492,593	2,262,755	1,918,717

Operating expenses:
Research and development	191,495	97,709	522,996	431,210
Sales and marketing	288,527	244,529	1,050,183	894,125
General and administrative	217,993	191,110	888,674	781,825
Impairment of long-lived and indefinite-lived assets	406	838,164	7,200	869,460
Total operating expenses	698,421	1,371,512	2,469,053	2,976,620

Other operating income	—	2,568	—	9,200
Loss from operations	(82,595)	(876,351)	(206,298)	(1,048,703)

Other income (expense)
Investment income, net	7,271	9,962	41,771	39,558
Interest expense, net	(9,759)	(9,577)	(39,361)	(27,016)
Total other income (expense)	(2,488)	385	2,410	12,542

Net loss before tax	(85,083)	(875,966)	(203,888)	(1,036,161)

Income tax benefit (expense)	(872)	11,381	(4,061)	7,304

Net loss	$(85,955)	$(864,585)	$(207,949)	$(1,028,857)

Net loss per share—basic and diluted	$(0.45)	$(4.67)	$(1.10)	$(5.59)

Weighted average common shares outstanding—basic and diluted	189,738	185,312	188,688	184,197

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$955,996	$600,889
Marketable securities	8,715	437,137
Accounts receivable, net	298,653	248,968
Inventory	166,201	162,383
Prepaid expenses and other current assets	126,284	122,046
Property, plant and equipment, net	708,664	693,673
Operating lease right-of-use assets	122,332	116,952
Goodwill	2,368,048	2,366,676
Intangible assets, net	919,925	1,009,693
Other long-term assets, net	185,811	169,722
Total assets	$5,860,629	$5,928,139

Liabilities and stockholders' equity
Convertible notes, net, current portion	$—	$249,153
Current liabilities	641,152	483,034
Convertible notes, net, less current portion	2,327,177	2,321,067
Other long-term liabilities	329,317	315,503
Operating lease liabilities, less current portion	161,931	157,133
Total stockholders’ equity	2,401,052	2,402,249
Total liabilities and stockholders’ equity	$5,860,629	$5,928,139

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
Core Revenue
(Unaudited)
(Amounts in thousands)

	GAAP
	Three Months Ended December 31,
	2025	2024	% Change
Screening	$695,138	$552,563	26%
Precision Oncology	183,243	160,861	14%
Total	$878,381	$713,424	23%

	Non-GAAP
	Three Months Ended December 31,
	2025	2024 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$695,138	$552,563	26%	$—	$695,138	26%
Precision Oncology	183,243	160,861	14%	(2,456)	180,787	12%
Total	$878,381	$713,424	23%	$(2,456)	$875,925	23%

	GAAP
	Twelve Months Ended December 31,
	2025	2024	% Change
Screening	$2,529,866	$2,103,868	20%
Precision Oncology	717,124	654,999	9%
Total	$3,246,990	$2,758,867	18%

	Non-GAAP
	Twelve Months Ended December 31,
	2025 (1)	2024 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$2,529,866	$2,103,868	20%	$—	$2,529,866	20%
Precision Oncology (4)	717,124	649,824	10%	(6,528)	710,596	9%
Total	$3,246,990	$2,753,692	18%	$(6,528)	$3,240,462	18%

(1) Excludes revenue from the divested Oncotype DX Genomic Prostate Score test, which ceased generating revenue at the completion of a transition period in the third quarter of 2024.

(2) Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

(3) Excludes revenue from the divested Oncotype DX Genomic Prostate Score test, and the impact of foreign currency exchange rate fluctuations.

(4) Includes sublicense revenue of $7.5 million for the twelve months ended December 31, 2025 that was recognized under a sublicense agreement executed in the second quarter of 2025 related to technology licensed from TwinStrand BioSciences, Inc. in the third quarter of 2024.

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
Adjusted EBITDA
(Unaudited)
(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net loss	$(85,955)	$(864,585)	$(207,949)	$(1,028,857)
Interest expense (1)	9,759	9,577	39,361	27,016
Income tax (benefit) expense	872	(11,381)	4,061	(7,304)
Investment income, net	(7,271)	(9,962)	(41,771)	(39,558)
Depreciation and amortization	56,353	53,147	221,579	214,859
Stock-based compensation (2)	67,756	57,787	259,980	254,930
Acquisition and integration costs (3)	6,691	(1,664)	30,446	1,172
Impairment of long-lived and indefinite-lived assets (4)	406	838,164	7,200	869,460
Gain on sale of asset and divestiture related costs (5)	—	(2,568)	—	(9,200)
Restructuring and business transformation (6)	605	6,866	73,213	18,537
Merger related expenses (7)	14,225	—	14,225	—
License agreement termination (8)	—	—	—	25,843
Legal settlement (9)	—	—	—	(3,500)
Adjusted EBITDA	$63,441	$75,381	$400,345	$323,398
Adjusted EBITDA margin	7%	12%	12%	12%

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
U.S. GAAP to Non-GAAP Measures
(Unaudited)
(Amounts in thousands)

	Three Months Ended December 31, 2025
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Share
Reported	$615,826	$191,495	$288,527	$217,993	$(82,595)	$(85,083)	$(872)	$(85,955)	$(0.45)
Reported percent of revenue	70%	22%	33%	25%
Amortization of acquired intangible assets	22,040	(275)	(1,924)	—	24,239	24,239	739	24,978	0.13
Acquisition and integration costs (3)	—	—	—	(6,691)	6,691	6,691	(184)	6,507	0.03
Impairment of long-lived and indefinite-lived assets (4)	—	—	—	—	406	406	—	406	—
Restructuring and business transformation (6)	—	—	343	(948)	605	605	(636)	(31)	—
Merger related expenses (7)	—	—	—	(14,225)	14,225	14,225	—	14,225	$0.07
Adjusted (non-GAAP)	$637,866	$191,220	$286,946	$196,129	$(36,429)	$(38,917)	$(953)	$(39,870)	$(0.21)
Adjusted percent of revenue (non-GAAP)	73%	22%	33%	22%
Weighted average common shares outstanding - basic and diluted									189,738

	Year Ended December 31, 2025
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Share
Reported	$2,262,755	$522,996	$1,050,183	$888,674	$(206,298)	$(203,888)	$(4,061)	$(207,949)	$(1.10)
Reported percent of revenue	70%	16%	32%	27%
Amortization of acquired intangible assets	86,742	(2,203)	(7,695)	(60)	96,700	96,700	371	97,071	0.51
Acquisition and integration costs (3)	—	—	—	(30,446)	30,446	30,446	(316)	30,130	0.16
Impairment of long-lived and indefinite-lived assets (4)	—	—	—	—	7,200	7,200	—	7,200	0.04
Restructuring and business transformation (6)	389	(926)	(14,325)	(57,573)	73,213	73,213	(992)	72,221	0.38
Merger related expenses (7)	—	—	—	(14,225)	14,225	14,225	—	14,225	0.07
Rounding adjustment from basic to diluted shares (10)	—	—	—	—	—	—	—	—	0.01
Adjusted (non-GAAP)	$2,349,886	$519,867	$1,028,163	$786,370	$15,486	$17,896	$(4,998)	$12,898	$0.07
Adjusted percent of revenue (non-GAAP)	72%	16%	32%	24%
Weighted average common shares outstanding - basic									188,688
Weighted average common shares outstanding - diluted									191,844

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
U.S. GAAP to Non-GAAP Measures
(Unaudited)
(Amounts in thousands)

	Three Months Ended December 31, 2024
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Share
Reported	$492,593	$97,709	$244,529	$191,110	$(876,351)	$(875,966)	$11,381	$(864,585)	$(4.67)
Reported percent of revenue	69%	14%	34%	27%
Amortization of acquired intangible assets	20,768	(1,384)	(1,924)	(26)	24,102	24,102	(3,939)	20,163	0.11
Acquisition and integration costs (3)	—	—	—	1,664	(1,664)	(1,664)	(12)	(1,676)	(0.01)
Impairment of long-lived and indefinite-lived assets (4)	—	—	—	—	838,164	838,164	(8,398)	829,766	4.48
Gain on sale of asset and divestiture related costs (5)	—	—	—	—	(2,568)	(2,568)	—	(2,568)	(0.01)
Restructuring and business transformation (6)	—	(114)	(1,829)	(4,923)	6,866	6,866	51	6,917	0.04
Adjusted (non-GAAP)	$513,361	$96,211	$240,776	$187,825	$(11,451)	$(11,066)	$(917)	$(11,983)	$(0.06)
Adjusted percent of revenue (non-GAAP)	72%	13%	34%	26%
Weighted average common shares outstanding - basic and diluted									185,312

	Year Ended December 31, 2024
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Share
Reported	$1,918,717	$431,210	$894,125	$781,825	$(1,048,703)	$(1,036,161)	$7,304	$(1,028,857)	$(5.59)
Reported percent of revenue	70%	16%	32%	28%
Amortization of acquired intangible assets	84,068	(3,293)	(7,694)	(103)	95,158	95,158	(2,106)	93,052	0.51
Acquisition and integration costs (3)	—	—	—	(1,172)	1,172	1,172	(9)	1,163	0.01
Impairment of long-lived and indefinite-lived assets (4)	—	—	—	—	869,460	869,460	(8,398)	861,062	4.67
Gain on sale of asset and divestiture related costs (5)	—	—	—	—	(9,200)	(9,200)	—	(9,200)	(0.05)
Restructuring and business transformation (6)	200	(6,688)	(2,051)	(9,598)	18,537	18,537	(135)	18,402	0.10
License agreement termination (8)	—	(25,843)	—	—	25,843	25,843	(63)	25,780	0.14
Legal settlement (9)	—	—	—	3,500	(3,500)	(3,500)	26	(3,474)	(0.02)
Adjusted (non-GAAP)	$2,002,985	$395,386	$884,380	$774,452	$(51,233)	$(38,691)	$(3,381)	$(42,072)	$(0.23)
Adjusted percent of revenue (non-GAAP)	73%	14%	32%	28%
Weighted average common shares outstanding - basic and diluted									184,197

(1) Interest expense includes net gains recorded of $10.3 million for the twelve months ended December 31, 2024 from the settlement of convertible notes. The gains represent the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of the exchange.

(2) Represents stock-based compensation expense and 401(k) match expense. The Company matches a portion of Exact Sciences employees' contributions annually in the form of the Company's common stock.

(3) Represents acquisition and related integration costs incurred as a result of the Company's acquisitions. Acquisition costs represent legal and professional fees incurred to execute the transaction and integration related costs represent expenses incurred outside regular business operations, specifically relating to the integration of businesses acquired including any gain or loss on contingent consideration liabilities, severance and accelerated vesting of stock awards, and professional services. For the three and twelve months ended December 31, 2025, this primarily includes the remeasurement of contingent consideration, which resulted in an expense of $4.9 million and $26.8 million, respectively. For the three and twelve months ended December 31, 2024, the remeasurement of contingent consideration liabilities resulted in a gain of $1.0 million and $3.3 million, respectively. The Company also incurred severance costs and professional service fees which were not significant for the three and twelve months ended December 31, 2025 and 2024. The majority of the professional service fees relate to the integration of information technology systems.

(4) Represents impairment charges on the Company’s long-lived and indefinite-lived assets. For the three and twelve months ended December 31, 2025, the Company recorded impairment charges related to certain of our domestic facilities and corresponding leasehold improvements. For the three and twelve months ended December 31, 2024, this primarily includes an impairment charge recorded related to the in-process research and development asset acquired as part of our acquisition of Thrive. This also includes impairment charges recorded on building leases and corresponding leasehold improvements at certain of our domestic facilities for the three and twelve months ended December 31, 2024.

(5) Relates to the sale of the intellectual property and know-how related to the Company's Oncotype DX Genomic Prostate Score test to MDxHealth SA. For the three and twelve months ended December 31, 2024, this represents the remeasurement of the associated contingent consideration.

(6) Restructuring charges primarily include employee termination costs as a result of restructuring certain support functions globally. For the three and twelve months ended December 31, 2025, the Company incurred a credit to restructuring charges of $4.2 million and expense of $22.2 million, respectively. Business transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company that do not meet the definition of restructuring charges. For the three and twelve months ended December 31, 2025, the Company incurred $4.8 million and $51.0 million of expense, respectively, as part of a multi-year productivity plan, which primarily include consulting services, and employee termination benefits. For the three and twelve months ended December 31, 2024, the Company incurred employee termination costs related to the closure of domestic facilities that began in 2023 as part of efforts to consolidate operations and an insignificant amount of professional service fees as part of business transformation efforts.

(7) Represents legal and professional fees incurred related to the Agreement and Plan of Merger with Abbott Laboratories.

(8) Represents termination related charges incurred due to the termination of the Company's license and sponsored research agreements with The Translational Genomics Research Institute related to its Targeted Digital Sequencing technology.

(9) The Company reached a settlement with a counterparty related to the Medicare Date of Service Rule Investigation and the Federal Anti-Kickback Statute lawsuit.

(10) This adjustment is for rounding and, in those periods in which the Company has a GAAP net loss and adjusted (non-GAAP) net income, also compensates for the effects of additional diluted shares outstanding for the treasury stock impact of restricted stock unit awards, performance share unit awards, stock options, and stock purchased through the employee stock purchase plan, and the if-converted impact of convertible notes. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations.

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
Operating Cash Flow to Free Cash Flow
(Unaudited)
(Amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$151,689	$47,063	$491,438	$210,536
Net cash provided by (used in) investing activities	91,117	(41,872)	195,121	(442,155)
Net cash provided by (used in) financing activities	(75,873)	10,499	(338,090)	231,874
Effects of exchange rate changes on cash and cash equivalents	26	(3,721)	891	(3,294)
Net increase (decrease) in cash, cash equivalents and restricted cash	166,959	11,969	349,360	(3,039)
Cash, cash equivalents and restricted cash, beginning of period	789,037	594,667	606,636	609,675
Cash, cash equivalents and restricted cash, end of period	$955,996	$606,636	$955,996	$606,636

Reconciliation of free cash flow:
Net cash provided by operating activities	$151,689	$47,063	$491,438	$210,536
Purchases of property, plant and equipment	(31,243)	(36,316)	(134,656)	(135,989)
Free cash flow	$120,446	$10,747	$356,782	$74,547